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                                                                    EXHIBIT 99.2

                  MAXTOR AND QUANTUM'S HDD UNIT AGREE TO MERGE,
                   CREATING WORLD'S LEADING DISK DRIVE COMPANY

           - COMBINED ENTERPRISE WILL BE EXCEPTIONALLY WELL POSITIONED TO GROW, SERVE CUSTOMERS, AND BUILD STOCKHOLDER VALUE -


MILPITAS, Calif., Oct. 4, 2000 -- Maxtor Corporation (NASDAQ: MXTR) and Quantum Corporation (NYSE: DSS)(NYSE: HDD) today announced a definitive agreement to combine Maxtor and Quantum HDD, Quantum's Hard Disk Drive Group, in an all-stock transaction that will create the world's leading disk drive company. Quantum's HDD stockholders will receive 1.52 shares of Maxtor common stock for every share of HDD common stock they own. Based on the current market capitalizations of Maxtor and Quantum HDD, the transaction is valued at approximately $2.3 billion.

To be named Maxtor Corporation, the combined company will be led by Mike Cannon, Maxtor's current president and chief executive officer. At closing, on a pro forma basis, the company will have a combined ship rate of more than 50 million hard drives annually for use in a broad range of desktop personal computers, Intel-based servers, and consumer electronics applications. In addition, Maxtor's Network Systems Group, which is currently shipping a family of network-attached storage (NAS) products under the MaxAttach brand, will be part of the combined company.

"This is a bold and strategic step for both companies," said Mr. Cannon. "The combined company will have the financial resources, product breadth, and intellectual property to capitalize on the future explosive growth of storage at both the storage device and subsystem levels. By combining the resources of the two companies and the manufacturing expertise of Matsushita-Kotobuki Electronics Industries, Ltd. ("MKE"), a strategic partner of Quantum, the combined enterprise will be able to maintain a

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leadership position in desktop drives and be exceptionally well positioned to expand rapidly into other high-growth segments, including Intel-server drives, consumer electronics drives, and server appliances.

"This combination of resources is also expected to reduce duplicative expenses. We anticipate that, with the operational efficiencies resulting from this transaction, we will be in a position to offer better value for our customers, while generating the profits necessary to fund expanded research and development to become a stronger competitor in this industry," Mr. Cannon said.

Michael A. Brown, chairman and chief executive officer of Quantum Corporation, who will join the new company's board of directors, said: "This transaction is an important step in the evolution of our industry. The merged company can achieve a number of synergies, making it a stronger competitor, and enabling it to better meet the needs of its customers. I am confident that under Mike Cannon's capable leadership, the combination of Maxtor and Quantum HDD will be well-positioned to build long-term stockholder value."

The transaction is expected to be tax-free to Maxtor, Quantum, and their respective stockholders and will be accounted for under the purchase method of accounting. Earnings per share are projected to become accretive in early 2002. It is expected that the merger of Quantum HDD and Maxtor will generate annualized cost savings of $120 million to $200 million within 18 to 24 months following completion of the transaction.

The transaction, which was unanimously approved by the boards of directors of both companies, will create an enterprise with annual sales of approximately $6 billion and with one of the strongest balance sheets of any publicly held disk drive company.

Quantum's DLT & Storage Systems Group (NYSE: DSS), which is not involved in the Quantum HDD/Maxtor transaction, will operate as a legally separate, standalone company that will be known as Quantum Corporation and that will be led by Michael A. Brown.

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Stockholders of Quantum DSS, which like Quantum HDD is a tracking stock of
Quantum, will receive on a one-for-one basis shares of the then-independent company comprising all of the operations and assets of the current Quantum DLT & Storage Systems Group. Additionally, DSS will incur special accounting charges upon completion of the transaction related to conversion of Quantum employee stock options.

Manufacturing Strategy of the Combined Company
----------------------------------------------
The company will maintain Quantum's current strategic relationship with Matsushita-Kotobuki Electronics Industries, Ltd. ("MKE") and also continue to utilize Maxtor's current manufacturing capability, including its manufacturing facilities in Singapore.

Mr. Cannon said: "I fully expect the sixteen-year relationship that Quantum has established with MKE to grow and strengthen as our strategic manufacturing partner. The combination of MKE's renowned automated, high-volume manufacturing and Maxtor's flexible cell-based approach will create a company with the industry's best manufacturing capability."

Mr. Sachihiko Hamaguchi, president of MKE, said: "We are pleased to affirm our alliance with the combined company as its strategic partner for the manufacture of hard disk drives and continuing the excellent working relationship of mutual prosperity that we have established at Quantum. We look forward to working with our new partners at the combined enterprise."

Product Strategy
----------------
The company will offer an industry-leading portfolio of storage products, including:

-    the industry's broadest range of desktop hard disk drives;

- high-performance SCSI drives, including the Atlas 10K family, which has been labeled as the world's fastest 10,000 rpm product line by Storagereview.com;

- consumer electronics hard disk drives, where the combination of Maxtor's leading capacity points and Quantum's business relationships will result in new and exciting opportunities to revolutionize content delivery to the home; and

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-    Network-attached storage (NAS) appliances with the award-winning MaxAttach product family.

Completion of the merger, which is expected to occur in early calendar 2001, is subject to the approval of Maxtor and Quantum HDD stockholders, expiration or termination of the applicable Hart-Scott-Rodino waiting periods, approval by the European regulatory authorities, and other customary conditions. Hyundai Electronics America, an approximately 35% stockholder of Maxtor, has signed an agreement to vote in favor of the transaction. It is anticipated that the new company will record special restructuring charges and incur other one-time expenses at the time of completion. The aggregate amount of these charges and expenses for the new enterprise is expected to total between $120 million and $180 million.

Salomon Smith Barney is acting as financial advisor to Maxtor, and Lehman Brothers Inc. is acting as financial advisor to Quantum with regard to the transaction.

About Maxtor
------------
Maxtor Corporation (www.maxtor.com) is a leading supplier of information storage solutions. The company's current hard disk drive products include the award-winning DiamondMax and DiamondMax Plus line of products for mainstream and high-performance personal computers (PCs) and consumer electronics applications, as well as the DiamondMax VL line for entry-level PCs. Maxtor also offers the new MaxAttach family of network-attached storage servers.

Maxtor's leadership position has been built by consistently providing leadership products, and by delivering high levels of quality and support for its customers. More information about Maxtor and its products can be found at http://www.Maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on the NASDAQ under the MXTR symbol.

Note to Editors: Maxtor and the Maxtor logo are registered trademarks of Maxtor Corporation. MaxAttach is a trademark of Maxtor Corporation.


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About Quantum
-------------

Founded in 1980, Quantum Corporation (www.Quantum.com) is the world's leading storage supplier. Its principal products include desktop hard disk drives, tape drives, network attached storage (NAS) appliances, solid state systems, hard disk drive appliances for consumer electronics, and DLTape(TM) automation systems. Quantum is also a leading supplier of high-end hard disk drives. In 1999, Quantum became the first Silicon Valley company to issue tracking stock, replacing its existing common stock with the ticker symbols DSS and HDD, which track the separate performance of the company's DLT and Storage Systems and Hard Disk Drive businesses. Both stocks are traded on the New York Stock Exchange. Selling its products through OEM and distribution channels worldwide, Quantum's sales for the fiscal year ended March 2000 were $1.4 billion for Quantum's DLT and Storage Systems Group and $3.3 billion for Quantum's Hard Disk Drive Group. Quantum Corp., 500 McCarthy Blvd., Milpitas, CA 95035, 408-894-4000.

Note to Editors: Quantum and the Quantum logo are trademarks of Quantum Corporation, registered in the United States and other countries. DLTtape is a trademark of Quantum Corporation.

The companies will hold a conference call to discuss the proposed transaction at 10:30 a.m. Eastern Time (7:30 a.m. Pacific Time) on Wednesday, October 4, 2000. The call may be accessed via the Internet at the following Web address: www.streetfusion.com. On the StreetFusion home page, click on the tab entitled Special Events, then click on the ticker symbol HDD.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the consummation of the Merger, future financial and operating results of the combined company and benefits of the pending merger between




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Quantum's HDD operations and Maxtor. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain regulatory approvals; actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of Quantum's HDD operations and Maxtor; costs related to the merger; labor integration issues; the economic environment of the hard disk drive industry; and the general economic environment. More detailed information about these factors is set forth in the reports filed by Quantum and Maxtor with the Securities and Exchange Commission. Neither Quantum nor Maxtor is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. In connection with the proposed transaction, Maxtor will file a registration statement on Form S-4 and Quantum will file a proxy statement-prospectus, each with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT-PROSPECTUS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the registration statement and the proxy statement-prospectus (when available) and other documents filed by Quantum and Maxtor with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the registration statement (when available) and other documents filed by Maxtor with the Securities and Exchange Commission may also be obtained from Maxtor by directing a request to Maxtor, Attention:
Ted Deffenbaugh, 408-432-4992. Free copies of the proxy statement-prospectus (when available) and other documents filed by Quantum with the Securities and Exchange Commission may also be obtained from Quantum by directing a request to Quantum, Attention: Chris Golson, 408-894-5590.

Quantum and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Quantum stockholders in favor of the merger. These directors and executive officers include the following:
Michael A. Brown, Richard L. Clemmer, Jerry Maurer, John Gannon, Stephen M. Berkley, David A. Brown, Robert J. Casale, Edward M. Esber, Jr. and Steven C. Wheelwright. Collectively, as of September 30, 2000, the directors and executive officers of Quantum may be deemed to beneficially own approximately 1.6% of the outstanding shares of Quantum DSS common stock and approximately 1.4% of the outstanding shares of Quantum HDD common stock. Investors and security holders may obtain additional information regarding the interests of the participants by reading the registration statement and proxy statement-prospectus when they become available.

Maxtor and its directors and certain of its executive officers may be deemed, under SEC rules, to be soliciting proxies from Maxtor's and Quantum's stockholders in favor of the proposed Merger. Information regarding the identity of these persons, and their interests in the solicitation, is set forth in a
Schedule 14A filed with the SEC, and available free of charge at the SEC website and public reference rooms, and from the Maxtor corporate secretary.

Contacts: Quantum Corporation      Maxtor Corporation
          Investor Contact         Paul Tufano
          Renee Budig              Chief Financial Officer
          408-894-5563             408-432-4725

          Media Contacts           Investor Contact
          Chris Golson             Jenifer Kirtland
          408-894-5590             Wilson McHenry Company
          or                       408-432-4270
          Holly Campbell
          408-324-7297             Media Contact
                                   Janet Kacskos
                                   Wilson McHenry Company
                                   801-273-3974
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


Contacts:      Quantum Corporation          Maxtor Corporation
               -------------------          ------------------
               Investor Contact             Paul Tufano
               Renee Budig                  Chief Financial Officer
               408-894-5563                 408-432-4725

               Media Contacts               Investor Contact
               Chris Golson                 Jenifer Kirtland
               408-894-5590                 Wilson McHenry Company
               or                           408-432-4270
               Holly Campbell
               408-324-7297                 Media Contact
                                            Janet Kacskos
                                            Wilson McHenry Company
                                            801-273-3974